Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2006 (March 1, 2007 as to the effect of the restatement), relating to the financial statements of Ellara Ltd. (formerly A.M.T. Advanced Metal Technologies Ltd.) for the year ended December 31, 2005 (not presented separately herein), appearing in the annual report on Form 20-F of Elron Electronic Industries Ltd for the year ended December 31, 2007.
Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel
July 15, 2008